Exhibit 3.1.17
Exhibit 3.1.17 The Indiana Secretary of State filing office certifies that this copy is on file in this office. EXHIBIT A Date Form 4158 STATE OF INDIANA OFFICE OF THE SECRETARY OF STATE CERTIFICATE OF INCORPORATION OF PAKON CORPORATION I, EDWIN J. SIMGOX, Secretary of State of Indiana, hereby certify that Articles of Incorporation of the above Corporation, in the form prescribed by my office, prepared and signed in duplicate by the incorporator(s), and acknowledged and verified by the same, have been presented to . me at my office accompanied by the fees prescribed, by law;, that I have found such Articles conform to law: that I have endorsed my approval upon the duplicate copies of such Articles; that all fees have been paid as required by law; that one copy of such Articles has been filed in my office; and that the remaining copy of such Articles bearing the endorsement of my approval and filing has been returned by me to the incorporator(s) or his(their) representatives; all as prescribed by the provisions of the INDIA GENERAL corporation .act , as amended. NOW, THEREFORE, I hereby issue to such Corporation this Certificate of Incorporation, and further certify that its corporate existence has begun. In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapoils, this 12th day of July 1985 EDWIN J. SIMCOX, Secretary of State By Deputy Indiana Secretary of State Packet: 198507-375 Filing Date: 07/12/1985 Effective Date: 07/12/1985

The Indiana Secretary of State filing office certifies that this copy is on file in this office. FEE: Minimum fee 10(k) shares $ 36.00 fee for shares over 1,000 but loss than 200,000 @20 per shares over 1.000.000 @ 10 per share $ fee for shares over 1.000.000 @ 0.20 per share $ Total Fee Due $ Corporate Form No. 101 (Oct. 1981)—Page One ART1CLKS OK INCORPORATION Edwin J. Simcox, Secretary of Stale of Indiana Use White Paper-Size 81/2 x 11-For Inserts Filing Requirements—Present 2 originally signed and fully executed copies to Secretary of State, Room 155, State House. Indianapolis 40204 Recording Requirements—Recording of Articles of Incorporation in the Office of the County Recorder is no longer required by the Indiana General Corporation Act. ARTICLES OF INCORPORATION OF Pakon Corporation The undersigned incorporates or incorporators, desiring to form a corporation (hereinafter referred to as the “Corporation”) pursuant to the provisions of: (INDICATE APPROPRIATE ACT) Indiana General Corporation Act Medical. Professional Corporation Denial Professional, Corporation Act Professioanl Corporation Act of 1965 I.C..23-1-13.5 (Professional Accounting/Corporations) pursuant to the General Corporation Act (Profesioanl Accounting Corporations to be formed pursuant to the authority of the Indiana General Corporation Act, but subject to the provisions of I.C. 23-1-13.5) , as amended (hereinafter referred to as the “Act”), execute the following Articles of Incorporation: ARTICLE I Name Pakon Corporation The name of the Corporation is (The name must contain the word “Corporation” or “Incorporated”, or an abbreviation of one of these words.) ARTICLE II Purposes The purposes for which the Corporation is formed are: See Attached Indiana Secretary of State Packet: 198507-375 Filing Date: 07/1271985 Effective Date: 07/12/1985 State Farm 41&9R

The Indiana Secretary of State filing office certifies that this copy is on file in this office. Indiana Secretary of State corporate Form No. 101- page tow Packet: 198507-375 Prescribed by Edwin J. Simcox. Secretary of State Filing Date: 07/12/1985 (Oct. 1981) Effective Date: 07/12/1985 ARTICLE III Period of Existence The period during which the Corporation shall continue is Perpetual (perpetual or a statcd period of time) | ARTICLE IV Resident Agent and Principal Office Section 1. Resident Agent. The name and address of the Corporation’s Resident Agent for service of process is Stephan E. Weitzel 1507 Old National Bank Building Evansville 47708 (city). (Zip Code) . Section 2. Principal Office..Thc.post address of’ the princiapal office bf the Corporation is 1528 N. Fulton Avenue, P.O . 47704 . (Numher and Street or Bulding) (City) (State) (Zip Code) (The resident agent and (principal office address must be located in Indiana) ARTICLE V Authorized Shares Section 1. Number of Shares: The total number of shares which the Corporation is to have authority to issue is 1000 A. The number of authorized shares which the corporation designates as having par value is None with a par value of $ -0- B. The number of authorized shares which the corporation designates as without par value is 1000 . Section 2. Terms of Shares (if any): See Attached

The Indiana Secretary of State filing office certifies that this copy is on file in this office. Indiana Secretary of State Filing Date: 07/12/1985 Prescribed by Edwin J. Simcox, Secretary of State Effective Date: 07/12/1985 ARTICLE VI Requirements Prior To Doing Business The Corporation will not commence business until consideration of the value of at least $1.000 (one thousand dollars) has been received for the issuance of shares. ARTICLE VII Director(s) Secton 1. Number of Directors::. The initial Board of Directors is composed ;of 1 member(s) The number of directors may-be from time to time.fixed by the By-Laws of the Corporation at any number. In the absence of a By-Law fixing the number of directors, the number shall be.. 1 Section 2. Names and Post Office Addresses of the Director(s); .The name(s) .and post office address(es) of the initial Board of Dirccior(s) of the Corporation is (arc): Name Number and Street ;or: Building City State Zip Code Robert E. McCarthy, Jr. ,: 1528 N. Fulton Ave. Evansville, IN 47704 p.o. Box 591 Section 3. Qualifications of Directors (if any): Directors need not be shareholders.

The Indiana Secretary of State filing office certifies that this copy is on file in this office.
Indiana Secretary of State
Packet: 198507-375
Filing Date: 07/12/1985
Effective Date: 07/12/1985

Corporate Form No. 101—Page Four
Prescribed by Edwin J. Simcox, Secretary of State
(Oct. 1981)

ARTICLE VIII
Incorporator(s)

The name(s) and post office address(es) of the incorporator(s) of the Corporation is (are):

Name	Number and Street or Building	City	State	Zip Code
Stephan E. Weitzel,	1507 Old National Bank Bldg.,	Evansville,	IN	47708

ARTICLE IX
Provisions for Regulation of Business and Conduct of Affairs of Corporation

("Powers" of the Corporation, its directors or shareholders)
(Attach additional pages, if necessary)

See Attached

THIS DOCUMENT MUST BE SIGNED BY ALL INCORPORATORS.

I (We) hereby verify subject to penalties of perjury that the facts contained herein are true. (Notarization not necessary)

Stephan E. Weitzel (Written Signature) — Stephan E. Weitzel (Printed Signature)

(Written Signature) — (Printed Signature)

(Written Signature) — (Printed Signature)

This instrument was prepared by Stephan E. Weitzel (Name), Attorney at Law, 1507 Old National Bank Bldg. (Number and Street or Building), Evansville, (City) Indiana (State) 47708 (Zipcode)

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The Indiana Secretary of State filing office certifies that this copy is on file in this office. Indiana Secretary of State Packet: 198507-375 Filing Date: 07/12/1985 Effective Date: 07/12/1985 ARTICLE II PURPOSES To manufacture, compound, mold, produce, purchase, sell, own, use, develop, pledge, experiment with, license and generally deal in and with materials commonly known as plactics and all other similar materials, products and by-products, and all articles composed in whole or in part of plastic materials and the machinery, equipment, supplies, molds and appliances used or useful in the manufacture, processing, production, packaging and marketing of any of the foregoing. In addition, the corporation shall have the following general : -.. . powers and purposes, which are in furtherance of and not..,in. limitation of the powers Conferredby, law: Article 2.01. To continue as a cprpprationy under its corporate name, perpetually. Article 2.02. To sue and be sHeai-dId4s’d&ipope|isnamev., , Article 2.03. To have- pleasure, and to use such seal; ''.generally,/ But the use ofols-uch.7 “ seal shall be necessary only as required by law. Article 2.04. To acquire., ..on, hold|:; use, lease, mortgage/,;, ‘ pledge, sell, convey or otherwise dispose of property, reairand” personal, tangible or intangible. ‘ Article 2.05. To make contracts and guaranties and incur liabilities, borrow money at such rates of interest as the corporation may determine, issue its notes, bonds and other obligations, and secure any of its obligations, by mortgage or pledge of all or any part of its property, franchises and income. Article 2.06. To conduct business in this State and elsewhere; to have one or more offices out of this state, and to acquire, own, hold and use, and to lease, mortgage, pledge, sell, convey, or otherwise dispose of property, real and personal, tangible and intangible, out of this state. Article 2.07. To acquire, by purchase, exchange or otherwise, all or any part of, or any interest in, the properties, assets, business and goodwill of any one or more persons, firms, associations, or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of this State; to pay for the same in cash, property, or its own or other securities; to hold, operate, reorganize, liquidate, sell, or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of such persons, firms, associations or corporations,

The Indiana Secretary of State filing office certifies that this copy is on file in this office.

Indiana Secretary of State
Packet: 198507-375
Filing Date: 07/12/1985
Effective Date: 07/12/1985

ARTICLE II (CONTINUED)

and to conduct the whole or any part of any business thus acquired.

Article 2.08. To appoint such officers and agents as the business of the corporation may require, and to define their duties and fix their compensation.

Article 2.09. To indemnify any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses reasonably incurred by him in connection with the defense of any action, suit or proceeding, civil or criminal, in which he is made or threatened to be made a party by reason of being or having been in any such capacity, or arising out of his status as such, except in relation to matters as to which he is adjudged in such action, suit or proceeding, civil or criminal, to be liable for negligence or misconduct in the performance of duty to the corporation; provided, however, that such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any provision of the articles of incorporation, by-laws, resolution, or other authorization heretofore or hereafter adopted, after notice, by a majority vote of all the voting shares then issued and outstanding.

Article 2.10. To purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

Article 2.11. To pay pensions and establish pension plans, pension trusts, profit-sharing and retirement plans, stock bonus plans, stock option plans and other incentive plans for any or all of its directors, officers or employees.

Article 2.12. To make by-laws for the government and regulation of its affairs.

Article 2.13. To cease doing business and to dissolve and surrender its corporate franchise.

Article 2.14. To be a promoter, partner, member, associate, or manager of any partnership, joint venture, trust or other enterprise.

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The Indiana Secretary of State filing office certifies that this copy is on file in this office.

ARTICLE II (CONTINUED)

Indiana Secretary of State
Packet: 198507-375
Filing Date: 07/12/1985
Effective Date: 07/12/1985

Article 2.15. To do all acts and things necessary, convenient, incidental or expedient to carry out the purposes for which it is formed.

Article 2.16. To carry on, engage in and/or conduct business or businesses, to do any act or acts which a natural person or persons might do and which are necessary, convenient, or expedient to accomplish the purposes for which this corporation is formed and such as are not repugnant to law or to these articles; but this corporation shall not be deemed to possess the power of carrying on business of receiving deposits of money, bullion or foreign coins, or of issuing bills, notes or other evidences of debt for circulation as money, and this corporation shall not engage in the business of rural loan and savings associations, credit unions, nor conduct a banking, railroad, insurance, surety, trust, safe deposit, mortgage, guaranty, or building and loan business.

Article 2.17. To pay for any property, real or personal, this corporation may acquire or purchase with shares of capital stock, bonds, or other obligations or securities of this corporation, or to issue its shares of stock in exchange therefor.

Article 2.18. To carry out the purposes hereinabove set forth in any state, territory, district or possession of the United States of America, or in any foreign country, to the extent that such purposes are not forbidden by laws of such state, territory, district or possession of the United States or by such foreign country.

Article 2.19. The foregoing paragraphs shall be construed as powers as well as purposes, and the matters expressed in each paragraph shall, except as otherwise expressly provided, be in no wise limited, by reference to or inference from the terms of any other clause, but shall be regarded as independent powers and purposes; and the enumeration of specific powers and purposes shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another not expressed, although it be of like nature. The corporation shall be authorized to exercise and enjoy all other powers, rights and privileges granted by an Act of the General Assembly of the State of Indiana, entitled "The Indiana General Corporation Act", approved March 18, 1929, to corporations organized thereunder and all the powers conferred by all acts heretofore or hereafter amendatory of or supplemental to said Act of the said laws; and the enumeration of certain powers as herein specified is not intended as exclusive of, or as a waiver of, any of the powers, rights or privileges granted or conferred by the said Act of the said laws now or hereafter in force.

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The Indiana Secretary of State filing office certifies that this copy is on file in this office.

Indiana Secretary of State
Packet: 198507-375
Filing Date: 07/12/1985
Effective Date: 07/12/1985

ARTICLE V
AUTHORIZED SHARES

Section 2. Terms of Shares.

Section 2.1. Shares of capital stock of this corporation may be issued by the corporation for such an amount of consideration as may be fixed from time to time by the Board of Directors and may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor actually performed for, or services rendered to the corporation.

Section 2.2. When payment of the consideration for which the share was authorized to be issued shall have been received by this corporation, such shall be taken to be fully paid and not liable to any further payments.

Section 2.3. Such dividends may be determined by the Board of Directors (after giving due consideration to the needs of the corporation for adequate reserves and working capital) may be declared and paid upon the capital stock from time to time out of the surplus earnings or net profits of the corporation.

Section 2.4. The holders of shares of the corporation shall have pre-emptive rights.

Section 2.5. Each share shall be entitled to one (1) vote.

Section 2.6. Any action required by law to be taken at a meeting of the shareholders of the corporation, or any action which may be taken at the meeting of shareholders, may be taken without a meeting, if, prior to such action, a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such written consent is filed with the minutes of the proceedings of the shareholders.

Such consent shall have the same effect as unanimous vote of the shareholders, and may be so stated in any articles or documents filed with the Secretary of State.

Section 2.7. No stock of this corporation shall be issued or transferred to any person who is not an officer or director of this corporation, except with the consent of the Board of Directors evidenced by a resolution duly passed at a regular meeting of the Board of Directors, or at a special meeting called for that purpose.

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The Indiana Secretary of State filing office certifies that this copy is on file in this office.

Indiana Secretary of State
Packet: 198507-375
Filing Date: 07/12/1985
Effective Date: 07/12/1985

ARTICLE IX
PROVISIONS FOR REGULATION OF BUSINESS AND CONDUCT OF AFFAIRS OF CORPORATION

Article 9.01. Meetings of the shareholders of the corporation shall be held at such place, within or without the State of Indiana, as may be specified in the respective notices, or waivers of notice, thereof.

Article 9.02. Meetings of the directors of the corporation shall be held at such place, within or without the State of Indiana, as may be specified in the respective notices, or waivers of notice, thereof.

Article 9.03. The board of directors of the corporation shall have the power, without the assent or vote of the shareholders, to make, alter, amend or repeal the Code of By-laws of the corporation, but the affirmative vote of a majority of the then-members of the board of directors shall be necessary to make such Code or to effect any alteration, amendment or repeal thereof.

Article 9.04. Any contract or other transaction between the corporation and any one or more of its directors, or between the corporation and any firm of which one or more of its directors are members or employees, or in which they are interested, or between the corporation or association of which one or more of its directors are stockholders, members, directors, officers, or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such director or directors at the meetings of the board of directors which acts upon, or in reference to, such contracts or transactions and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the board of directors and the board of directors shall authorize, approve and ratify such contract or transaction by a vote of a majority of the directors present, such interested director or directors to be counted in determining whether a quorum is present, but are not to be counted in calculating the majority of such quorum necessary to carry such vote. This section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common statutory law applicable thereto.

Article 9.05. In addition to the powers and authorities hereinabove or by statute expressly conferred, the board of directors is hereby authorized to exercise all such powers and do all such acts and things as may be exercised or done by a corporation organized and existing under the provisions of the Act.

Article 9.06. The corporation reserves the right to alter, amend or repeal any provisions contained in these Articles of

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The Indiana Secretary of State filing office certifies that this copy is on file in this office. Indiana Secretary of State Packet: 198507-375 .. ARTICLE IX (CONTINUED) Filing Date: 07/12/1985 Effective Date: 07/12/1985 Incorporation in the manner now or hereafter prescribed by the provisions of the Act, or any pertinent enactment of the General Assembly of the State of Indiana; and all rights and powers conferred hereby on shareholders, directors and officers of the corporation are subject to such reserved right. Article 9.07 Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof, may be taken without a meeting if, prior to such action, a written consent thereto is signed by all members of the board of directors, or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the board of directors of such committee. .;, — ...., Article 9*. 08. The corporation may indemnify, each, person who1-is i; ‘:-.* :-or ;was.v’.a;rdirector,: officer-: vor. emplyee of;..the corporationr ojt .ofiva , '' i vany othesr: corporation which; he is serving or served inurany.r.:tr. ... .,.,.... . capacity,at the request. ..of .the corporation, against any .and...;.al.L,.., 0—‘— liability—and reasonable expense that may be incurred by him “in1 ** connection with or .resulting from anyvelaim,: action,: suifemaabtei ; — proceedingwi (whether .actual or threatened, .brought .by or ipi-thjaAsid ; right of the corporation or such other corporation, or otherwise, :;. .;’?.:.:;-.—, -; ‘civil”, .criminal, administrative, -..investigative, :or in connec.fcA6iy c 3sis.nr.iw — -with’anRappeal relating thereto) , in.which he may-VbeGome invojlvedYsin? &-"-s r -as i a:rp.ar.ty or otherwise,. by.vreason.pfv;his-,vbeingpr having b.eenu -a&i&r dir’ec-tor,rof ficer or employee . of theiicorporation sor of such \other;- ;.-ftfe corpoorat-ion, or by reason of sanyr.p4a5fc prk £iitre,i;iaction taken; tor l t;-. r — not’:±ak&n in his capacity as such director, officer or employee, . .-,r ;vv-! ; whether or not he continues to be such at the time such liability.; . ;., or expense is incurred, provided, that such person acted in. good - -,.-: faith, in? which he reasonably believed to be the best interests, ‘.? of the corporation or such other corporation, as the case may be, and, in addition, in any criminal action or proceedings, had no reasonable cause to believe that his conduct was unlawful. As used in this ARTICLE IX, the terms “liability” and “expense” shall include, but shall not be limited to, attorney’s fees and disbursements and amounts of judgments, fines, or penalties against, and amounts paid in settlement by, a director, officer or employee. The termination of any claims, actions, suits, or proceedings, civil or criminal by judgment, settlement (with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the standards of conduct set forth in the first sentence of this Article 9.08. Any such director, officer or employee who has been wholly successful on the merits or otherwise, with respect to any claim, suit or proceeding of the character described herein shall be entitled to indemnification hereunder and such indemnification shall be made at the discretion of the corporation, but only if (1) the board of directors, acting by a quorum consisting of directors who are not parties to or who have been wholly successful with respect to such claim, action, suit or proceeding, shall

The Indiana Secretary of State filing office certifies that this copy is on file in this office. Indiana Secretary of State Packet: 198507-375 ARTICLE IX (CONTINUED) Filing Date: 07/12/1985 Effective Date: 07/12/1985 find that the director, officer or employee has met the standards of conduct set forth in the first sentence of this Article 9.08, or (2) independent legal counsel (who may be the regular counsel of corporation) shall deliver to it t heir written opinion that such director, officer or employee has met such standards. If several claims, issues or matters of action are involved, any such person may be entitled to indemnification as to some matters even though he is not so entitled to others. The corporation may advance expenses to, or where appropriate, may at its expense undertake the defense of, any such director, officer or employee upon receipt of an undertaking by or on behalf of such person to repay such expenses if it should ultima tely be determined, that .he is not entitled to indemnification under, this Article 908 The provisions of this Article 908 shall be applicable to claims, actions, suits or proceedings made or commenced after the. adoption thereof, whether, arising from, acts .or, omissions to occurring before or after, the adoption thereof The rights of indemnification .provided hereunder shall be in addition to any rights of which any person concerned may a matter otherwise be contract, .or as a. matter of law, a nd shall inure to the benefit of the heirs, executors and administrators of any such-person.

The Indiana Secretary of State filing office certifies that this copy is on file in this office. Form SSC-32 State Form 37020 STATE OF INDIANA OFFICE OF THE SECRETARY OF STATE CERTIFICATE OF AMENDMENT OF PAKON CORPORATTOW I, EDWIN J, S1MCOX, Secretary of State of larwrhel rtify that Artkies of Amendmentfonthe above Corporation-have, been filed in the form prescribed by.myi&ff&cey.-.. prepared and signed indupUcate iriaccarddhceTmth-GhapterFour af the Indiana General Corporation. -,.Act(IC 23-1-4). The name of the corporation is amended as follows PAKOM. INC. NOW, THEREFORE, upon due examination, I find that the Articles of Amendment conform to law, and have endorsed my approval upon the duplicate copies of such Articles that all fees? have been paid as required by law that one copy of such Articles has been filed in my office and.• that the remaining copy of such Articles bearing the endorsement of my approval and filings has been returned by me to the Corporation. In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, 5th day of August 79 85 EDWIN J. SIMCOX Secretary of State Indiana Secretary of State Deputy Packet 198507-375 Filing Date 08/05/1985 Effective Date 08/05/1985

The Indiana Secretary of State filing office certifies that this copy is on file in this office. NOTE This form may now also be used for amending pursuant to the Medical Professional Corporation Act. the Dental Professional Corporation Act, and the Professional Corporation Act of 1965, as well as the General Corporation Act. If the corporation was formed pursuant to the authority of one of these statutes other than the General Corporation Act, so indicat e in the preamble below by striking the refer ences to the three inappropriate statutes. Professional Accounting Corporations are considered to be formed pursuant to the authority of the Indiana General Corporation Act, but subject to the provisions of IC 23-1-13.5, and appropriate statutory reference should,, be made in the preamble or Article I below. State Form 38333 Corporate Form No. 102 (Oct. 1979) — Page One ARTICLES OF AMENDMENT (Amending Individual Articles On ly) Prescribed by Edwin J. Simcox, Secretary of State of Indiana Usefiize 8Vi x 11 White Paper for Inserts FijBlequirements—Present 2 originally signed and B executed copies to Secretary of State, Room 1S State House, Indianapolis 46204 Recording Requirements—Recording of Articles of Amendment in the Office of the County Recorder is generally no longer required by the Indiana General Corporation Act. However, if the name of the corporation is changed by this amendment, a certified copy of the Certificate of Amendment must be filed with the Recorder of every county in which the corporation owns real estate. ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION PAKON CORPORATION I The undersigned officers of AKPN CORPORATION (hereinafter referred to as the “Corporation”) existing pursuant to the provisions of the Indiana General Corporation Act (Medical Professional Corporation Act/Dental Professional Corporation Act/Professional Corporation Act of 1965), as amended (hereinafter referred to as the “Act”), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts ARTICLE I Text of the Amendment The exact text of Article(X) of the Articles of Incorporation of the Corporation, as amended (hereinafter referred to as the “Amendments”), now is as follows ARTICLE I Name The name of the corporation is Pakon, Inc. Indiana Secretary of State Packet 198507-375 Filing Date 08/05/19 85 Effective Date 08/05/1985

ARTICLE II Manner of Adoption and Vote Section 1. Action by Directors (select appropriate paragraph). (a) The Board of Directors of the Corporation, at a meeting thereof, duly called, constituted and held on July 23(195 at which a quorum of such Board of Directors was present, duly adopted a resolution proposing to the Shareholders of the Corporation entitled to vote in respect of the Amendments that the provisions and terms of Article I. of its Articles of Incorporation be amended so as to readas set forth in the Amendments and called a meeting of such shareholders, to be held 1985- to adopt or reject the Amendments, unless the same were so approved prior to such date by — unanimous written consent. Indiana Secretary of State Packet 198507-375 Filing Date 08/05/1985 Effective Date 08/05/1985

The Indiana Secretary of State filing office certifies that this copy is on file in this office. Corporate Form No. 102 (Oct. 1979) — Page Three (b) By written consent executed on by the holders,of 100 sharp of the Corporation, being all of the shares of theCorporation entitled to vote in.respect, of the Amendments, the Shareholders adopted the Amendments. Section 3. Compliance with Legal Requirements. The manner of the ad option of the Amendments, and die vote by which they were adopted,constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation. ARTICLE III Statement of Changes Made With Respect to Any Increase In The Number of Shares Heretofore Authorized Aggregate Number of Shares 1000 Previously Authorized Increase (indicate “0” or N/A” if no increase) Aggregate Number of Shares1000 To Be Authorized After Effect of This Am endment Indiana Secretary of State Packet 198507-375 Filin Date 08/05/1985 Effective Date 08/05/1985

The Indiana Secretary of State filing office certifies that this copy is on file in this office. Corporate Form No. 102 (Oct. 1979) — Page Four IN WITNESS WHEREOF, the undersigned officers execute these Articles of Amendment of the Articles of Incorporation of the Corporation, and certify to the truth of the facts herein stated, thisMtbay of President or -Vice President Secretary or Assistant Secretary STATE OF INDIANA) COUNTY “F Vand erburgh I, the undersigned, a Notary Public duly commissioned to take acknowledgements and administer oaths in the State of Indiana, certify that Robert McCarthy and Stephan E Weitze the ofthe Corporation, the officers executing the foregoing Articles of Amendment of the Articles of I ncor poration, personally appeared be fore me, acknowledged the execution thereof, and swore or attested to the truth of the facts therein stated. Witness my hand and Notarial Seal this My Commission Expires My County of Residence is Vanderburgh This instrument was prepared by.. Indiana Secretary of State Packet 198507-375 Filing Date 08/05/1985 Effective Date 08/05/1985